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                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES
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1)  Cape Fear Energy Corporation

2)  NCNG Energy Corporation

3)  NCNG Pine Needle Investment Corporation

4)  NCNG Cardinal Pipeline Investment Corporation